Exhibit 10.4

VERANO HOLDINGS CORP.

LONG-TERM CASH INCENTIVE PLAN, As Amended

Verano Holdings Corp. (the “Company”) has adopted this Verano Holdings Corp. Long-Term Cash Incentive Plan (this “Plan”), effective as of March 22, 2024, as amended, to offer eligible service providers of the Company the opportunity to receive cash-based incentive compensation in consideration of their efforts over a performance period. This Plan is intended to provide a comprehensive cash incentive plan to reward tenure with the Company and to attract, retain and reward eligible service providers of the Company through competitive compensation opportunities.

ARTICLE I
DEFINITIONS

For purposes of this Plan, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means (a) any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, and (b) if such Person is a partnership (including a limited partnership) or a limited liability company, any partner or member thereof.

“Award” means any award granted to a Participant pursuant to the terms of this Plan and any applicable Award Notice hereunder, representing the opportunity to earn one or more cash bonus payments for one or more applicable Periods. Each Award is expressed as a U.S. dollar amount reflecting the amount that would be earned by the Participant hereunder for the applicable Period, to the extent that all other terms and conditions for payment in this Plan and the Award Notice are also satisfied.

“Award Notice” means an agreement issued by the Company with respect to an Award that is properly accepted by a Participant in a form approved by the Company.

“Board” means the Board of Directors of the Company.

“Cause” has the definition given to such term in a Participant’s employment, severance or other individual agreement with the Company, or if a Participant has no such agreement or such agreement does not define the term, then it means the Participant’s (a) the breach or failure to abide by the terms and conditions of any policies or procedures of the Company, including the Company’s insider trading policy and any other unauthorized use or disclosure of confidential information or trade secrets of the Company (or any Affiliate thereof), (b) a failure or refusal (other than by reason of Disability) to perform in any material respect, the Participant’s duties or responsibilities to the Company (or any Affiliate thereof), (c) other intentional misconduct (not including actions taken in good faith in the performance of duties) that adversely affects the business or affairs of the Company (or any Affiliate thereof), (d) conviction of, or plea of nolo contendere to, a felony, or (e) misappropriation of any assets, proprietary information, confidential information, work product or business opportunities of the Company (or any Affiliate thereof).

“Committee” means the Compensation Committee of the Board, or at the option of the Board, the Board itself, acting in its capacity under Article III below.

“Disability” has the definition given to such term in a Participant’s employment, severance or other individual agreement with the Company, or if a Participant has no such agreement or such agreement does not define the term, then it means (a) if a Participant is covered by a long-term disability insurance policy maintained by the Company (or an Affiliate thereof), the Participant has met all of the qualifications for receiving benefits under such policy, or (b) if the Participant is not covered by a long-term disability insurance policy maintained by the Company (or an Affiliate thereof), the inability, as determined by the Committee or the Board, of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to render the Participant unable to engage in any substantial gainful activity for a continuous duration of 12 months or more.

“Eligible Person” means any Employee or Non-Employee Director.

“Employee” means a person employed by and providing Services to the Company or an Affiliate thereof on a full-time basis, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

“Non-Employee Director” means a member of the Board that is not an Employee.

“Participant” means an Eligible Person who is selected to receive an Award under this Plan.

“Period” means one or more periods over which Service must be performed in order for all or a portion of an Award to vest, as set forth in each Award Notice.

“Person” means any individual, partnership, corporation, limited liability company, limited partnership, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

“Retirement” means a Participant’s termination of Service for any reason other than for Cause on or after the attainment of age 60, provided that such termination of Service constitutes a “separation from service” for purposes of Section 409A; provided that such Participant (a) has been employed by the Company or an Affiliate thereof for at least five years at the time of such termination of Service and (b) does not intend to work full-time in the future.

“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended from time to time, and the interpretive guidance thereunder.

“Service” means the provision of services to the Company or an Affiliate thereof in the capacity of an Eligible Person. If a Participant becomes Disabled, the Participant will be deemed to have terminated Service at the earlier of (a) the time of such determination of being Disabled or (b) the Participant’s status as an Eligible Person is otherwise deemed to be terminated in accordance with Section 409A.

“Vesting Date” means the date on which any portion of the cash, if any, becomes vested pursuant to the applicable Award.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.1 Eligibility. Any Eligible Person is eligible to receive an Award under this Plan.

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2.2 Actual Participation. The Committee will determine, from time to time, which Eligible Persons may become Participants and receive Awards in accordance with and subject to the terms and conditions of this Plan and any Award Notices hereunder. The Committee may delegate to one or more members of the Committee or one or more senior executive officers of the Company which Eligible Persons may become Participants and receive Awards in accordance with and subject to the terms and conditions of this Plan and any Award Notices hereunder.

ARTICLE III
ADMINISTRATION

3.1 Administration by the Committee. This Plan will be administered by the Committee. The Committee will act by the approval of its members at the time in office and eligible to vote on any matter. The Committee may act by majority by a vote at a meeting or by unanimous consent in writing without a meeting.

3.2 Authority of the Committee.

(a) Except as limited by law and subject to the provisions of this Plan, the Committee will have full power and authority to: (i) select Eligible Persons to participate in this Plan; (ii) determine the size of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with this Plan (which need not be consistent among Participants); (iv) construe and interpret this Plan and any agreement or instrument entered into under this Plan, including each Award Notice; (v) establish, amend or waive rules and regulations for the administration of this Plan; and (vi) subject to the provisions of Section 5.7, amend the terms and conditions of any outstanding Awards to the extent the terms are within the Committee’s discretion under this Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer this Plan.

(b) Notwithstanding the foregoing, as permitted by law and consistent with Section 3.1, the Committee may delegate some or all its power and authority under this Plan to one or more Committee members or one or more executive officers of the Company, acting individually or jointly as may be determined by the Committee, including those powers set forth in Section 3.2(a)(i) –(vi) above.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding on all Persons, including, without limitation, the Company, all Affiliates, Eligible Persons, Participants and other Persons and their estates and beneficiaries.

ARTICLE IV
AWARDS

4.1 Grants of Awards. Subject to the terms and provisions of this Plan, the Committee may, at any time and from time to time, grant an Award to any Eligible Person upon the terms as it determines.

4.2 General Terms of Awards. Each grant of an Award will be subject to all terms and conditions of this Plan and the applicable Award Notice. No Participant will have any rights with respect to an Award unless and until such Participant has accepted an Award Notice evidencing the Award in a form requested by the Company, and otherwise complied with the applicable terms and conditions of such Award Notice.

4.3 Performance Goals. In addition to the requirement of continued Service during a Period, the Committee may set one or more performance goals for the Participant and/or the Company for a particular Period in its sole discretion, which, depending on the extent to which such performance goals are met within the applicable Period and subject to the other terms and conditions of this Plan, will determine the percentage of the Award that is actually paid to a Participant. The Committee may, in its sole discretion, make reasonable adjustments to any performance goal for items that it determines to be unusual in nature and/or infrequent in occurrence and to reflect any acquisitions or dispositions during a Period. The performance goals, if any, for each Period will be set forth in the applicable Award Notice.

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4.4 Effect of Termination of Service; Breach of Restrictive Covenants.

(a) Except as set forth in Section 4.4(b) or as may otherwise be provided in an Award Notice, if a Participant’s Service terminates at any time and for any reason or no reason prior to the Vesting Date with respect to an Award (including, without limitation, a voluntary resignation or an involuntary termination of Service by the Company for or without Cause), such Participant shall be deemed to have immediately forfeited the Award and all accompanying rights to payment under this Plan.

(b) In the event that a Participant’s Service terminates prior to a Vesting Date due to his or her death, Disability or Retirement, the Participant will remain eligible to receive a payout with respect to his or her Award in accordance with Section 4.5, prorated based on a fraction, the numerator of which will be the number of whole months in the Period during which the Participant was in Service (provided, that the month in which the applicable termination of service occurs will count as a whole month for purposes of this Section 4.4(b)), and the denominator of which will be the number of months in the total stated term of the Periods. Any payouts with respect to an Award pursuant to this Section 4.4(b) will occur at the same time that payouts are made with respect to Awards payable under this Plan for the Period to Participants who remain in Service, as set forth in Section 4.6 below.

(c) If the Committee determines in good faith that a Participant violated any restrictive covenants set forth in any policies, plans or guidelines of the Company, such Participant shall immediately be deemed to have forfeited the Award and all accompanying rights to payment under this Plan.

4.5 Calculation of Payouts. At the end of a Period, the Committee will determine whether and to what extent Service and if applicable, any performance goals, have been satisfied, which will determine the amount of the payout with respect to each outstanding Award. Each Participant will be eligible to receive a payment with respect to his or her Award, to the extent not previously forfeited, as set forth in the Award Notice. Notwithstanding the foregoing, if the Committee determines that the minimum required performance for any performance goal has not been satisfied, no amount will be payable with respect to any portion of an Award applicable to such performance goal for such Period.

4.6 Timing of Payments. Payment with respect to an Award, if any (determined as set forth in Section 4.5), will be made in cash as soon as practicable after the applicable Vesting Date, but in all events no later than the date that is 2 ½ months following the end of the calendar year in which the Vesting Date occurs, or if later by the date that is 2 ½ months following the end of the Company’s fiscal year in which the Vesting Date occurs; provided that, other than as set forth in Section 4.4(b), the Participant remains continuously in Service through the applicable Vesting Date.

ARTICLE V
GENERAL TERMS AND CONDITIONS

5.1 Rights of Participants. Nothing in this Plan will interfere with or limit in any way the right of the Board or the Company to terminate any Participant’s Service at any time or confer upon any Participant the right to continue in Service. The existence of this Plan does not and will not in any way affect the right or power of the Company to make or authorize any adjustments, reclassifications, reorganizations or other changes in the Company’s capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

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5.2 Tax Withholding. Any payments made under this Plan to Participants shall be net of an amount sufficient to satisfy any federal, state and local tax withholding requirements for supplemental income.

5.3 Nontransferability of Awards. A Participant may not transfer, assign, anticipate, mortgage or otherwise encumber Awards under this Plan. In addition, Awards will not be subject to seizure for payments of a Participant’s debts, judgments, alimony or separate maintenance or be transferable by operation of law in the event of a Participant’s bankruptcy, insolvency, divorce or separation.

5.4 No Stockholder or Equity Holder Rights. Participation in this Plan shall not confer upon Participants any rights as a stockholder or equity holder of the Company or any Affiliate thereof.

5.5 No Guarantee of Future Awards. The grant of an Award under this Plan does not guarantee any Participant the right to or expectation of future Awards under this Plan or any other incentive plan adopted or maintained from time to time by the Company or an Affiliate thereof.

5.6 Unfunded and Unsecured Obligation. The right to receive payment for an Award under this Plan represents, to the extent earned, an unsecured, unfunded promise to pay the amount determined in accordance with the terms of this Plan and the applicable Award Notice. Neither the Company nor any Affiliate thereof shall segregate assets for payment of any benefits hereunder.

5.7 Amendment or Termination. The Company may amend or terminate this Plan by resolution of the Board, or by action of a Person duly authorized by the Board. Notwithstanding the foregoing, the amendment or termination of this Plan may not materially and adversely impair any rights of Participants under this Plan without the prior written consent of such affected Participants.

5.8 Section 409A. Payments under this Plan and any Award Notices thereunder are intended to be exempt from, or comply with, Section 409A. This Plan and any Award Notices hereunder shall be construed and interpreted in accordance with such intent. If any provision of this Plan or any Award Notice thereunder needs to be revised to satisfy the requirements of Section 409A, then such provision or Award Notice shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of Section 409A. Payments made to a Participant under this Plan and any Award Notice thereunder in error shall be returned to the Company and do not create a legally binding right to such payments. The Company does not guarantee the tax consequences of an Award payment under this Plan and each Participant is advised to consult his or her tax advisor concerning the tax treatment or impact of any Award under this Plan. In no event shall the Company or any Affiliate thereof be liable for any tax, interest or penalty imposed on a Participant under Section 409A or for any damages for failing to comply with Section 409A.

5.9 Successors. The obligations of the Company will be binding legal obligations on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company’s assets, or a merger, consolidation, or otherwise.

5.10 Governing Law. This Plan and any Award Notice thereunder shall be governed by and construed in accordance with the laws of the Canadian province of British Columbia for all Awards made prior to or on November 3, 2025 and Nevada for all Awards made after November 3, 2025, without regard to any choice of law or conflict of laws rules, provisions or principles (whether of the Canadian province of British Columbia for all Awards made prior to or on November 3, 2025, or Nevada for all Awards made after November 3, 2025, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Canadian province of British Columbia for all Awards made prior to or on November 3, 2025, or Nevada for all Awards made after November 3, 2025.

5.11 Waiver. No failure or delay on the part of the Company in enforcing or exercising any right or remedy hereunder will operate as a waiver thereof at the same or at any prior or subsequent time.

5.12 Severability. If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of this Plan, and this Plan will be construed and enforced as if the illegal or invalid provision had not been included.

5.13 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

5.14 Waiver of Jury Trial. The Company and each Participant hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Plan, an Award or any Award Notice.

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